                                                                      EXHIBIT 99

FOR IMMEDIATE RELEASE
---------------------

Media contacts:      Deborah Spak, (847) 948-2349
                     Cindy Resman, (847) 948-2815

Investor contacts:   Neville Jeharajah, (847) 948-2875
                     Mary Kay Ladone, (847) 948-3371


               BAXTER ACHIEVES FIRST QUARTER SALES AND EPS GOALS

     DEERFIELD, Ill., April 16, 2003 -- Baxter International Inc. (NYSE: BAX) today reported that it achieved its sales and diluted earnings per share (EPS) goals for the first quarter of 2003. Baxter's sales grew 6 percent in the first quarter, while earnings declined as a result of product mix and competitive pricing in the plasma market.

     Baxter's sales from continuing operations in the quarter rose to $2.0 billion, up from $1.88 billion reported for the same period last year. The increase in sales for the first quarter included a 4 percentage-point benefit from foreign exchange. Sales within the United States grew 4 percent to $956 million, while sales outside the United States grew 9 percent to $1.04 billion (or declined 1 percent excluding the impact of foreign exchange). First quarter sales for Renal grew 2 percent to $407 million and sales in BioScience were down 1 percent at $740 million. Medication Delivery sales grew 17 percent to $850 million. Contributing to the growth in Medication Delivery were strong sales of anesthesia and drug delivery products, as well as sales from ESI Lederle, which Baxter acquired at the end of 2002.


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BAXTER REPORTS FIRST QUARTER 2003 EARNINGS - PAGE 2
---------------------------------------------------

     Baxter's earnings from continuing operations in the first quarter totaled $217 million, or $0.36 per diluted share, a decline of 14 percent from the $253 million, or 12 percent from the $0.41 per diluted share reported last year. The first quarter results include a pre-tax impairment charge of $13 million to reflect the decline in the market value of a minority investment.

     "Despite the current challenges in the plasma protein business, I expect our sales growth for the full year to be in the 8 to 12 percent range and our EPS growth to be in the $2.10 to $2.20 range, in addition to generating cash flows from continuing operations of $1.3 billion to $1.5 billion before capital expenditures," said Harry M. Jansen Kraemer, Jr., chairman and chief executive officer. "With the many new product launches we have planned for 2003, combined with our ongoing expansion with current products into new markets, we believe we are well positioned to achieve our goals."

     Contributing to growth for full-year 2003 will be the anticipated approval and launch of the company's innovative hemophilia therapy ADVATE, which will offer patients the first Factor VIII recombinant therapy to be clinically developed and prepared without the addition of any human- or animal-derived raw materials.

     Specifically for the second quarter, the company expects to achieve sales growth in the range of 8 to 10 percent and EPS in the range of $0.40 to $0.42. Among the contributors to the growth in the second quarter will be the launch of several products, including the new peritoneal dialysis (PD) solution, Extraneal, and the ALYX Red Blood Cell Collection System. The launch of Extraneal is the first of several new product launches anticipated in the Renal business this year in an effort to continually refresh its product line for patients with end-stage renal disease.

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BAXTER REPORTS FIRST QUARTER 2003 EARNINGS - PAGE 3
---------------------------------------------------

     A webcast of Baxter's first quarter conference call for investors can be accessed live from a link on Baxter's website at www.baxter.com beginning at 7:30 a.m. CDT on April 16, 2003. The company will conduct its Annual Meeting of Stockholders on May 6, and will be making an investor presentation on June 10. Please visit Baxter's website for additional information about these events.

     Baxter International Inc., through its subsidiaries, assists health-care professionals and their patients with treatment of complex medical conditions, including cancer, hemophilia, immune disorders, kidney disease and trauma. The company applies its expertise in medical devices, pharmaceuticals and biotechnology to make a meaningful difference in patients' lives.



(Baxter, ADVATE, Extraneal and ALYX are trademarks of Baxter International Inc. and its subsidiaries)

This news release contains forward-looking statements that involve risks and uncertainties, including the effect of economic conditions, actions of regulatory bodies, product development risks, product demand and market acceptance, the impact of competitive products and pricing, foreign currency exchange rates and other risks detailed in the company's filings with the Securities and Exchange Commission. These forward-looking statements are based on estimates and assumptions made by management of the company and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results or experience could differ materially from the forward-looking statements.

                                      # # #

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--------------------------------------------------------------------------------
                            BAXTER INTERNATIONAL INC.
          Consolidated Statements of Income from Continuing Operations
                                   (unaudited)
                      (in millions, except per share data)

--------------------------------------------------------------------------------

                                        Three Months Ended
                                             March 31,
                                        ------------------
                                          2003        2002      Change
                                        ------      ------      ------
NET SALES                               $1,997      $1,875          6%

GROSS PROFIT                               880         880          --
  % to Sales                             44.1%       46.9%    (2.8 pts)

MARKETING AND ADMINISTRATIVE EXPENSES      413         393          5%
  % to Sales                             20.7%       21.0%     (.3 pts)

RESEARCH AND DEVELOPMENT EXPENSES          136         115         18%
----------------------------------------------------------------------

OPERATING INCOME                           331         372        (11%)
----------------------------------------------------------------------
  % to Sales                             16.6%       19.8%    (3.2 pts)

INTEREST, NET                               19          16         19%

OTHER EXPENSE                               26          12        117%
----------------------------------------------------------------------

INCOME BEFORE INCOME TAXES                 286         344        (17%)

INCOME TAX EXPENSE                          69          91        (24%)
----------------------------------------------------------------------

INCOME FROM CONTINUING OPERATIONS         $217        $253        (14%)
======================================================================
BASIC EPS                                $0.36       $0.42        (14%)
======================================================================

DILUTED EPS                              $0.36       $0.41        (12%)
======================================================================

WEIGHTED AVERAGE NUMBER OF COMMON
  SHARES OUTSTANDING
    Basic                                  598         600
    Diluted                                611         622
----------------------------------------------------------

RECONCILIATION TO NET INCOME
----------------------------

Net Income
----------
Income from continuing operations         $217        $253
Discontinued operations                     (1)         --
----------------------------------------------------------------------
Net income                                $216        $253
======================================================================

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                           BAXTER INTERNATIONAL INC.
         Cash Flows from Continuing Operations and Changes in Net Debt
                                  (unaudited)
                     (in millions, except statistical data)

--------------------------------------------------------------------------------
Cash Flows from Continuing Operations
--------------------------------------------------------------------------------
(Brackets denote cash outflows)                              Three Months Ended
                                                                   March 31,
                                                             -------------------
                                                                2003       2002
                                                             -------     -------

Income from continuing operations                               $217       $253
Adjustments
   Depreciation and amortization                                 128        103
   Deferred income taxes                                         (70)        37
   Other                                                           8        (16)
Changes in balance sheet items
   Accounts receivable                                           (56)      (174)
   Inventories                                                  (135)      (127)
   Accounts payable and accrued liabilities                      (85)      (129)
   Net litigation payable and other                              (30)       (42)
--------------------------------------------------------------------------------
Cash flows from continuing operations                           ($23)      ($95)
================================================================================

--------------------------------------------------------------------------------
Changes in Net Debt
--------------------------------------------------------------------------------
Increase (decrease)                                          Three Months Ended
                                                                   March 31,
                                                             -------------------
                                                                2003       2002
                                                             -------     -------

Net debt, January 1                                           $3,449     $2,105

Cash flows from continuing operations                             23         95
Capital expenditures                                             174        132
Dividends                                                        346        348
Acquisitions, including assumed debt                              70         49
Purchases of treasury stock                                      153         35
Other, including the effect of exchange rate changes              62        (67)
--------------------------------------------------------------------------------
Increase in net debt                                             828        592
--------------------------------------------------------------------------------

Net debt, March 31                                            $4,277     $2,697
================================================================================

--------------------------------------------------------------------------------
Key statistics, March 31:
Days sales outstanding                                          65.2       59.4
Inventory turns                                                  2.3        2.7
Net-debt-to-capital ratio (A)                                   46.9%      40.6%
--------------------------------------------------------------------------------

(A) The net-debt-to-capital ratio was calculated in accordance with the company's primary credit agreements, which give 70% equity credit to the company's December 2002 $1.25 billion issuance of equity units.

                           Baxter International Inc.
                      Net Sales from Continuing Operations
                          Period Ending March 31, 2003
                                   (Unaudited)


                                      Q1         Q1        %
($ in Millions)                     2003       2002      Growth
---------------------------------------------------------------
BioScience

United States                        340        382        (11%)
International                        400        364         10%

Total                                740        746         (1%)


Medication Delivery

United States                        520        437         19%
International                        330        291         13%

Total                                850        728         17%


Renal

United States                         96         98         (1%)
International                        311        303          3%

Total                                407        401          2%


Baxter International Inc.

United States                        956        917          4%
International                      1,041        958          9%

Total                              1,997      1,875          6%

                           Baxter International Inc.
                             Key Product Line Sales
                          Period Ending March 31, 2003

                                  (Unaudited)



                                      Q1         Q1        %
($ in Millions)                     2003       2002      Growth
---------------------------------------------------------------

BioScience

Recombinants                         244        232          5%
Plasma Proteins/1/                   229        238         (4%)
Antibody Therapy                      67         76        (12%)
Transfusion Therapies/2/             134        130          3%


Medication Delivery

IV Therapies/3/                      248        223         11%
Drug Delivery                        161        132         21%
Electronic Infusion Systems          151        151          0%
Anesthesia/4/                        199        121         64%


Renal

PD Therapy                           301        300          0%
HD Therapy                           103         97          6%

/1/ Includes plasma-derived hemophilia (FVII, FVIII, FIX and FEIBA), albumin, biosurgery and other plasma-based products.
/2/  Formerly referred to as Fenwal.
/3/  Principally includes intravenous solutions and nutritional products.
/4/  Includes ESI Lederle.